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                            PRECISION CASTPARTS CORP.
                                OFFER TO EXCHANGE
                     REGISTERED 8.75% SENIOR NOTES DUE 2005
                   FOR OUTSTANDING 8.75% SENIOR NOTES DUE 2005

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2000 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF 8.75% SENIOR NOTES DUE 2005 MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                                                                          , 2000
                                                                ----------

TO OUR CLIENTS:

       Enclosed for your consideration is the Prospectus dated ____________, 2000 (as the same may be further amended or supplemented from time to time, the "Prospectus") and a related form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Precision Castparts Corp. (the "Company") to exchange registered 8.75% Senior Notes due 2005 (the "New Notes") for its outstanding 8.75% Senior Notes due 2005 (the "Old Notes").

       WE ARE THE REGISTERED HOLDER OF OLD NOTES HELD BY US FOR YOUR ACCOUNT. A SUBMISSION OF ANY SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE BLUE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO SUBMIT OLD NOTES HELD BY US FOR YOUR ACCOUNT.

       Accordingly, we request instructions as to whether you wish us to submit any or all of the Old Notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us to submit your Old Notes.

       Your instructions to us should be forwarded as promptly as possible in order to permit us to submit Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on _________,2000 unless extended. Old Notes submitted pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

       Your attention is directed to the following:

              1.     The Exchange Offer is for all outstanding Old Notes.

              2. Holders who submit their Old Notes in the Exchange Offer will not be entitled to receive any payment in respect of accrued and unpaid interest on Old Notes accepted for exchange through the Expiration Date.

              3. Any transfer taxes incident to the transfer of Old Notes from the submitting holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

       If you wish to have us submit any or all of the Old Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

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                      INSTRUCTIONS REGARDING THE PROSPECTUS
                 WITH RESPECT TO THE 8.75% SENIOR NOTES DUE 2005
                          OF PRECISION CASTPARTS CORP.

       The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Precision Castparts Corporation.

       This will instruct you whether to submit the principal amount of Old Notes indicated below held by you for the account of the undersigned pursuant to terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

       Please submit the Old Notes held by you for my account.

       Please do not submit any Old Notes held by you for my account.


Date:         , 2000



                                            Signature(s)*


                                            Please print name(s) here



Principal Amount of Old Notes

---------------------------------------
to be Submitted:
                                           $
                                            Please type or print address


                                            Area code and telephone number


                                            Taxpayer Identification or
                                            Social Security Number


                                            My account number with you


* UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO SUBMIT ALL OLD NOTES OF SUCH BENEFICIAL OWNER(S).